                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                    ____________________________________

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    ____________________________________

                   AMERICAN STOCK TRANSFER & TRUST COMPANY
              (Exact name of trustee as specified in its charter)


                        New York                             13-3439945
                 (State of incorporation                   (I.R.S. employer
                 if not a national bank)                   identification No.)

                     40 Wall Street                                10005
                   New York, New York                            (Zip Code)
                 (Address of trustee's
              principal executive offices)

                     ___________________________________

                             KEY ENERGY GROUP, INC.

              (Exact name of obligor as specified in its charter)

                 Maryland                                   04-2648081

         (State or other jurisdiction of                    (I.R.S. employer
         incorporation or organization)                     identification No.)

                 Two Tower Center, 10th Floor
                 East Brunswick, New Jersey                  08816

         (Address of principal executive                     (Zip Code)
                 offices)

                    _____________________________________


                7% Convertible Subordinated Debentures Due 2003

                      (Title of the Indenture Securities)

                                    GENERAL

1.       General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                          New York State Banking Department, Albany, New York

         (b)  Whether it is authorized to exercise corporate trust powers.

                          The Trustee is authorized to exercise corporate trust powers.

2.       Affiliations with Obligor and Underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3.       Voting Securities of the Trustee.

         Furnish the following information as to each class of voting securities of the trustee:

                                        As of March 1, 1997
--------------------------------------------------------------------------------
                 COL. A                                       COL. B
--------------------------------------------------------------------------------
         Title of Class                                       Amount Outstanding
--------------------------------------------------------------------------------
Common Shares - par value $600 per share.                     1,000 shares

4.       Trusteeships under Other Indentures.

         None.

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

         None.

6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

         None.

7.       Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         None.

8.       Securities of the Obligor Owned or Held by the Trustee.

         None.

9.       Securities of Underwriters Owned or Held by the Trustee.

         None.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         None.

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

         None.

12.      Indebtedness of the Obligor to the Trustee.

         None.

13.      Defaults by the Obligor.

         None.

14.      Affiliations with the Underwriters.

         None.

15.      Foreign Trustee.

         Not applicable.

16.      List of Exhibits.

         T-1.1 -  A copy of the Organization Certificate of American Stock
                  Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live
                  Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

         T-1.4 -  A copy of the By-Laws of American Stock Transfer & Trust
                  Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No.
                  33-54654, and is incorporated herein by reference.

         T-1.6 - The consent of the Trustee required by Section 312(b) of the Trust Indenture Act of 1939. - Exhibit A.

         T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. - Exhibit B.

                   _______________________________________

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer and Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 3rd day of June 1997.

                                        AMERICAN STOCK TRANSFER
                                             AND TRUST COMPANY
                                               Trustee




                                        By: /s/ Herbert Lemmer
                                           --------------------
                                           Vice President

                                                                       EXHIBIT A





Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                        Very truly yours,

                                        AMERICAN STOCK TRANSFER
                                         & TRUST COMPANY



                                        By /s/ HERBERT LEMMER
                                           -----------------------------
                                           Vice President

                                                                     FFIEC  034
                                            EXHIBIT B                Page RC-1
AMERICAN STOCK TRANSFER & TRUST CO.                                           9
NEW YORK
NEW YORK, 10005


FDIC CERTIFICATE NUMBER |_|_|_|_|_|

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                      C100 <-
                                                                     Dollar Amounts in Thousands          Mil   Thou
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions:
     a.   Noninterest-bearing balances and currency and coin(1,2)...............................    0081    2     035    1.a
     b.   Interest bearing balnaces(3)..........................................................    0071                 1.b
  2. Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)............................    1754                 2.a
     b.   Available-for-sale securities (from Schedule RC-B, column D)..........................    1773    9     984    2.b
  3. Federal funds sold and securiites purchased under agreements to resell:
     a.   Federal funds sold (4) ...............................................................    0276            0    3.a
     b.   Securities purchased under agreements to resell (5) ..................................    0277            0    3.b

                                                                             RCON
                                                                             -----
  4. Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income (from Schedule RC-C)...   2122                                        4.a
     b.   LESS: Allowance for loan and lease losses.......................   3123                                        4.b
     c.   LESS: Allocated transfer risk reserve...........................   3128                                        4.c
     d.   Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b
          and 4.c)..............................................................................    2125                 4.d
  5. Trading assets (from Schedule RC-D)........................................................    3545                 5.
  6. Premises and fixed assets (including capitalized leases)...................................    2145    3     298    6.
  7. Other real estate owned (from Schedule RC-M)...............................................    2150            0    7.
  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule
     RC-M)......................................................................................    2130                 8.
  9. Customers' liability to this bank on acceptances outstanding...............................    2155                 9.
 10. Intangible assets (from Schedule RC-M).....................................................    2143                 10.
 11. Other assets (from Schedule RC-F)..........................................................    2160    4     824    11.
 12. a. Total assets (sum of items 1 through 11)................................................    2170   20     141    12.a
     b. Losses deferred pursuant to12 U.S.C. 1823(j)............................................    0306                 12.b
     c. Total assets and losses deferred pursuant to 12 U.S.C. 1823 (j) (sum of items 12.a
        and 12.b)...............................................................................    0307   20     141    12.c

---------------
(1) Includes cash items in process of collection and unposted debits.

(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b

(3) Includes time certificates of deposit not held for trading.

(4) Report term federal funds sold in Schedule RC, item 4.a, 'Loans and leases, net of unearned income', and in Schedule RC-C, part 1.

(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, 'Federal funds sold.'

                                                                      FFIEC  034
                                                                       Page RC-2

                                                          Dollar Amounts in Thousands        Mil    Thou
---------------------------------------------------------------------------------------------------------------------
                                                                                      RCON
                                                                                      ----
LIABILITIES
     Deposits:
13.  a. In domestic offices (sum of totals of columns A and C from Schedule RC-E..... 2200                   13.a
       (1) Noninterest-bearing(1).................................................... 6631                   13.a.1
       (2) Interest-bearing.......................................................... 6636                   13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs................
       (1) Noninterest-bearing.......................................................
       (2) Interest-bearing..........................................................
14.  Federal funds purchased and securities sold under agreements to repurchase:
     a. Federal funds purchased...................................................... 0278                   14.a
     b. Securities sold under agreements to repurchase............................... 0279                   14.b
15.  a. Demand notes issued to the U.S. Treasury..................................... 2840                   15.a
     b. Trading liabilities.......................................................... 3548                   15.b
16.  Other borrowed money:
     a. With a remaining maturity of one year or less...............................  2332                   16.a
     b. With original maturity of more than one year................................. 2333                   16.b
17.  Mortgage indebtedness and obligations under capitalized leases.................  2910                   17.
18.  Bank's liability on acceptances executed and outstanding.......................  2920                   18.
19.  Subordinated notes and debentures..............................................  3200                   19.
20.  Other liabilities (from Schedule RC-G).........................................  2930     6      418    20.
21.  Total liabilities (sum of items 13 through 20).................................  2948     6      418    21.
22.  Limited-life preferred stock and related surplus...............................  3282                   22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..................................  3838                   23.
24.  Common stock...................................................................  3230            600    24.
25.  Surplus (exclude all surplus related to preferred stock).......................  3839     9      289    25.
26.  a. Undivided profits and capital reserves......................................  3632     3      834    26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities......  8434                   26.b
27.  Cumulative foreign currency translation adjustments............................
28.  a. Total equity capital (sum of items 23 through 27)...........................  3210     13     723    28.a
     b. Losses deferred pursuant to 12 U.S.C. 1823(j)...............................  0306                   28.b
     c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j) (sum
        of items 28.a and 28.b).....................................................  3559     13     723    28.c
29.  Total liabilities, limited-life preferred stock, and equity capital (sum of
     items 21, 22 and 28.c).........................................................  2257     20     141    29.

MEMORANDUM
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
   by independent external auditors as of any date during 1995....................  6724                   M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report 'term federal funds purchased' in Schedule RC, item 16, 'Other borrowed money.'

(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one buisness day or roll over under a continuing contract in Schedule RC, itme 14.a, 'Federal funds purchased.'